UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Ronkonkoma, New York	11779-7329
(Address of principal executive offices)	(zip code)

(631) 981-2400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 7.01.	Regulation FD Disclosure.

On June 15, 2010, API Technologies Corp. (the “Company”) issued a press release announcing that it sold the assets from its discontinued nanotechnology subsidiary for gross cash proceeds of approximately $2.3 million. The Company announced on February 22, 2010 that is was closing its nanotechnology research and development subsidiary. Through the sale of the assets the Company not only received the cash proceeds, but also eliminated the liabilities related to shutting down the operation, which were estimated to be approximately $1.6 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein.

The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated June 15, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	API TECHNOLOGIES CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and
Vice President of Finance

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